UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Employment Agreement between Scott’s Liquid Gold-Inc. (the “Company”) and Mr. Arndt described in Item 5.02 below is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Principal Executive Officer

Effective as of October 22, 2021, Tisha Pedrazzini will serve as President and Principal Executive Officer.

Tisha Pedrazzini, age 46, served as the Interim Co-President since April 26, 2021, and is a member of the Company’s Board of Directors.  Ms. Pedrazzini is the Founder and Chief Innovation Officer of Pedrazzini Consulting, LLC, a consulting firm that advises clients on brand transformation, innovative growth, and organization optimization.  Prior to founding Pedrazzini Consulting, Ms. Pedrazzini was President at The Integer Group/TBWA, where she oversaw all aspects of building and growing the agency.  She led a team of over 400 agency partners, across five offices, working with sales and marketing leadership teams across many Fortune 500 clients to deliver advertising, go-to-market strategies, innovation, and growth strategies for existing and emerging brands. She holds a B.S. in Marketing and Biology from the University of Colorado.

Appointment of Chief Financial Officer, Treasurer and Corporate Secretary

Effective as of October 22, 2021, David Arndt, age 37 will serve as Chief Financial Officer, Principal Accounting Officer, Treasurer and Corporate Secretary.  Mr. Arndt was employed by the Company beginning in 2017, serving as the VP of Finance of the Company since April 2021 and, prior to that, serving as Director of FP&A and Treasury, Controller, and Director of Financial Reporting.  Before joining the Company, Mr. Arndt was employed by Plante & Moran, PLLC for seven years, serving in a number of positions, including Audit Manager, and serving several clients in the manufacturing and consumer products industries.  Mr. Arndt holds a B.S. in Accounting and a Master of Accountancy from the University of Kansas and is a CPA.

In connection with Mr. Arndt becoming CFO, the Company and Mr. Arndt entered into an Employment Agreement, which provides for an annual salary of $205,000 and the potential to earn a bonus of $15,000, based on the Company’s performance in fiscal year 2021.  The initial term of the agreement is one year and it will renew automatically for 120 day periods thereafter unless either party provides 90 days notice on non-renewal.  The agreement also provides that, following the initial term, Mr. Arndt will receive a 3-month severance in the event he is terminated after a change of control.

Departure of Mr. Paprzycki

On October 12, 2021, Kevin Paprzycki, Interim Co-President and Chief Financial Officer of the Company and a member of the Board of Directors, informed the Company that he is resigning effective as of October 22, 2021.

Item 7.01.Regulation FD Disclosure.

On October 18, 2021, the Company issued a press release announcing the changes to the executive team described in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 and contained in Exhibit 99.1 will not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as is expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits: The following exhibit is filed as part of this report:

Exhibit No.	Exhibit Description
99.1 104	Scott’s Liquid Gold-Inc. press release, dated October 18, 2021 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	October 18, 2021	By:	By: /s/ Tisha Pedrazzini
Tisha Pedrazzini
President